Exhibit 99.1
FORM OF MEDCO HEALTH SOLUTIONS, INC. PROXY CARD — PRELIMINARY

Medco Health Solutions, Inc. 100 Parsons Pond Drive Franklin Lakes, New Jersey 07417	SUBMIT YOUR PROXY BY INTERNET – [•]
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the day before the special meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

SUBMIT YOUR PROXY BY PHONE – [•]
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the day before the special meeting. Have your proxy card in hand when you call and then follow the instructions.

SUBMIT YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Medco Health Solutions, Inc., c/o [•].
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.                    DETACH AND RETURN THIS PORTION ONLY

MEDCO HEALTH SOLUTIONS, INC.

		For	Against	Abstain
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	To adopt the Agreement and Plan of Merger, dated as of July 20, 2011, as it may be amended from time to time (the “merger agreement”), by and among Express Scripts, Inc., Medco Health Solutions, Inc., Aristotle Holding, Inc., Aristotle Merger Sub, Inc., and Plato Merger Sub, Inc.	☐	☐	☐

2.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.	☐	☐	☐

3.	To approve, by non-binding advisory vote, the compensation arrangements for the Company’s named executive officers in connection with the mergers contemplated by the merger agreement.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposal 1, FOR proposal 2 and FOR proposal 3. If any other matters properly come before the meeting or any adjournments, postponements and recesses thereof, the person(s) named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET
Special Meeting
of
Stockholders
of
Medco Health Solutions, Inc.
[•], 2011
[•], Eastern Standard Time
Location: [•]

FOLD AND DETACH HERE

MEDCO HEALTH SOLUTIONS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS
[•], 2011
The undersigned stockholder(s) hereby acknowledges receipt of notice of, revokes all prior proxies delivered in connection with, and appoints [•] as proxy for the undersigned with full power of substitution, to act and vote, with the powers the undersigned would possess if personally present at, the special meeting of stockholders to be held at [•] on [•], 2011 at [•], and any adjournments, postponements and recesses thereof, as directed on the reverse side, with respect to the matters set forth on the reverse side and with discretionary authority on all other matters that may properly come before the meeting, as more fully described in the proxy statement received by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)